Exhibit 99.3
February 28, 2006
Mr. Barry A. Posner
Executive Vice President and
General Counsel
BioScrip Inc.
100 Clearbrook Road
Elmsford, New York 10523

Re:	Employment Agreement
Dear Barry:
     Reference is made to the Employment Agreement, dated as of March 1, 1999, by and between MIM Corporation (now known as BioScrip Inc.), a Delaware corporation, and yourself (as amended to date, the “Employment Agreement”). Capitalized terms used herein and not defined shall have the meaning ascribed thereto in the Employment Agreement.
     This will confirm our agreement that the Term of Employment is extended through March 31, 2006. Except as modified hereby, the Employment Agreement shall remain unmodified and in full force and effect.
     Kindly signify your agreement to the foregoing by signing below.

BIOSCRIP INC.
By:	/s/ Richard H. Friedman
Richard H. Friedman, Executive Chairman

Agreed and Accepted
this 28th day of February, 2006:

/s/ Barry A. Posner
Barry A. Posner